EXHIBIT 23.2

Independent Registered Public Accounting Firm's Consent

We consent to the incorporation by reference in the Registration Statements of Harvard Apparatus Regenerative Technology, Inc. on Forms S-8 (No. 333-192026, 333-192027, 333-203105, 333-212993, 333-219988, 333-225336, 333-239346, and 333-275592) of our report dated March 31, 2025 relating to the consolidated financial statements of Harvard Apparatus Regenerative Technology, Inc. appearing in this Annual Report on Form 10-K for the year ended December 31, 2025.

/s/ Marcum LLP

Boston, MA
March 19, 2026